EXHIBIT (c)(1)


                                              EXECUTION COPY



============================================================











                AGREEMENT AND PLAN OF MERGER



                            Among



        INTERNATIONAL BUSINESS MACHINES CORPORATION,



                   TOPAZ ACQUISITION CORP.



                             and




                     TIVOLI SYSTEMS INC.




                Dated as of January 30, 1996











============================================================

                      TABLE OF CONTENTS


                                                        Page
                                                        ----

                          ARTICLE I

                          The Offer
                          ---------

SECTION 1.01.  The Offer . . . . . . . . . . . . . . .    2
SECTION 1.02.  Company Actions . . . . . . . . . . . .    4


                         ARTICLE II

                         The Merger
                         ----------

SECTION 2.01.  The Merger  . . . . . . . . . . . . . .    6
SECTION 2.02.  Closing . . . . . . . . . . . . . . . .    6
SECTION 2.03.  Effective Time  . . . . . . . . . . . .    6
SECTION 2.04.  Effects of the Merger . . . . . . . . .    7
SECTION 2.05.  Certificate of Incorporation and
                 By-laws . . . . . . . . . . . . . . .    7
SECTION 2.06.  Directors . . . . . . . . . . . . . . .    7
SECTION 2.07.  Officers  . . . . . . . . . . . . . . .    7


                         ARTICLE III

      Effect of the Merger on the Capital Stock of the
      ------------------------------------------------
     Constituent Corporations; Exchange of Certificates
     --------------------------------------------------

SECTION 3.01.  Effect on Capital Stock . . . . . . . .    7
               (a)  Capital Stock of Sub . . . . . . .    8
               (b)  Cancelation of Treasury Stock and
                      Parent Owned Stock . . . . . . .    8
               (c)  Conversion of Company Common Stock    8
               (d)  Shares of Dissenting Stockholders     8
SECTION 3.02.  Exchange of Certificates  . . . . . . .    9
               (a)  Paying Agent . . . . . . . . . . .    9
               (b)  Exchange Procedure . . . . . . . .    9
               (c)  No Further Ownership Rights in
                      Company Common Stock . . . . . .   10
               (d)  No Liability . . . . . . . . . . .   10

                                          Contents, p. 2



                                                        Page
                                                        ----

                         ARTICLE IV

        Representations and Warranties of the Company
        ---------------------------------------------

SECTION 4.01.  Organization  . . . . . . . . . . . . .   11
SECTION 4.02.  Subsidiaries  . . . . . . . . . . . . .   11
SECTION 4.03.  Capitalization  . . . . . . . . . . . .   12
SECTION 4.04.  Authority . . . . . . . . . . . . . . .   13
SECTION 4.05.  Consents and Approvals; No Violations .   13
SECTION 4.06.  SEC Reports and Financial Statements  .   14
SECTION 4.07.  Absence of Certain Changes or Events  .   15
SECTION 4.08.  No Undisclosed Liabilities  . . . . . .   17
SECTION 4.09.  Information Supplied  . . . . . . . . .   17
SECTION 4.10.  Benefit Plans . . . . . . . . . . . . .   18
SECTION 4.11.  Other Compensation Arrangements. . . . .  18
SECTION 4.12.  Litigation . . . . . . . . . . . . . . .  19
SECTION 4.13.  Compliance with Applicable Law  . . . .   19
SECTION 4.14.  Tax Matters . . . . . . . . . . . . . .   20
SECTION 4.15.  State Takeover Statutes . . . . . . . .   21

SECTION 4.16.  Brokers; Fees and Expenses  . . . . . .   22
SECTION 4.17.  Opinion of Financial Advisor  . . . . .   22
SECTION 4.18.  Intellectual Property . . . . . . . . .   22
SECTION 4.19.  Distribution Agreements . . . . . . . .   25
SECTION 4.20.  Indebtedness  . . . . . . . . . . . . .   25


                          ARTICLE V

               Representations and Warranties
               ------------------------------
                      of Parent and Sub
                      -----------------

SECTION 5.01.  Organization  . . . . . . . . . . . . .   25
SECTION 5.02.  Authority . . . . . . . . . . . . . . .   25
SECTION 5.03.  Consents and Approvals; No Violations .   26
SECTION 5.04.  Information Supplied  . . . . . . . . .   27
SECTION 5.05.  Interim Operations of Sub . . . . . . .   27
SECTION 5.06.  Brokers . . . . . . . . . . . . . . . .   27
SECTION 5.07.  Financing . . . . . . . . . . . . . . .   27

                                          Contents, p. 3



                                                        Page
                                                        ----

                         ARTICLE VI

                          Covenants
                          ---------

SECTION 6.01.  Covenants of the Company  . . . . . . .   28
               (a)  Ordinary Course  . . . . . . . . .   28
               (b)  Dividends; Changes in Stock  . . .   28
               (c)  Issuance of Securities . . . . . .   28
               (d)  Governing Documents  . . . . . . .   29
               (e)  No Acquisitions  . . . . . . . . .   29
               (f)  No Dispositions  . . . . . . . . .   29
               (g)  Indebtedness . . . . . . . . . . .   29
               (h)  Advice of Changes; Filings . . . .   30
               (i)  Tax Matters  . . . . . . . . . . .   30
               (j)  Capital Expenditures . . . . . . .   30
               (k)  Discharge of Liabilities . . . . .   30
               (l)  Material Contracts . . . . . . . .   31
               (m)  Compensation of Company Employees    31
               (n)  General  . . . . . . . . . . . . .   31
SECTION 6.02.  No Solicitation . . . . . . . . . . . .   31
SECTION 6.03.  Other Actions . . . . . . . . . . . . .   34


                         ARTICLE VII

                    Additional Agreements
                    ---------------------

SECTION 7.01.  Stockholder Approval; Preparation of
                 Proxy Statement . . . . . . . . . . .   35
SECTION 7.02.  Access to Information . . . . . . . . .   36
SECTION 7.03.  Reasonable Efforts  . . . . . . . . . .   36
SECTION 7.04.  Company Stock Options; Shares Subject
               to Repurchase Right . . . . . . . . . .   37
SECTION 7.05.  Directors . . . . . . . . . . . . . . .   39
SECTION 7.06.  Fees and Expenses . . . . . . . . . . .   40
SECTION 7.07.  Indemnification; Insurance  . . . . . .   41
SECTION 7.08.  Certain Litigation  . . . . . . . . . .   41
SECTION 7.09.  Benefits  . . . . . . . . . . . . . . .   42

                                          Contents, p. 4



                                                        Page
                                                        ----

                        ARTICLE VIII

                         Conditions
                         ----------

SECTION 8.01.  Conditions to Each Party's Obligation To
                 Effect the Merger . . . . . . . . . .   42
               (a)  Company Stockholder Approval . . .   42
               (b)  No Injunctions or Restraints . . .   42
               (c)  Purchase of Shares . . . . . . . .   43

                         ARTICLE IX

                  Termination and Amendment
                  -------------------------

SECTION 9.01.  Termination . . . . . . . . . . . . . .   43
SECTION 9.02.  Effect of Termination . . . . . . . . .   44
SECTION 9.03.  Amendment . . . . . . . . . . . . . . .   44
SECTION 9.04.  Extension; Waiver . . . . . . . . . . .   45


                          ARTICLE X

                        Miscellaneous
                        -------------

SECTION 10.01. Nonsurvival of Representations,
                 Warranties and Agreements . . . . . .   45
SECTION 10.02. Notices . . . . . . . . . . . . . . . .   45
SECTION 10.03. Interpretation  . . . . . . . . . . . .   47
SECTION 10.04. Counterparts  . . . . . . . . . . . . .   47
SECTION 10.05. Entire Agreement; Third Party
                 Beneficiaries . . . . . . . . . . . .   47
SECTION 10.06. Governing Law . . . . . . . . . . . . .   48
SECTION 10.07. Publicity . . . . . . . . . . . . . . .   48
SECTION 10.08. Assignment  . . . . . . . . . . . . . .   48
SECTION 10.09. Enforcement . . . . . . . . . . . . . .   48


Exhibits
--------

     Exhibit A         Conditions of the Offer

                                              EXECUTION COPY






                    AGREEMENT AND PLAN OF MERGER dated as of
               January 30, 1996, among INTERNATIONAL
               BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), TOPAZ ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and TIVOLI SYSTEMS INC., a Delaware corporation (the "Company").

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"; all the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") at a purchase price of $47.50 per share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and the Merger (as defined below), recommending that the Company's stockholders accept the Offer and approving the acquisition of Shares by Sub pursuant to the Offer and the Stockholder Agreement (as defined below);

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each share of Company Common Stock, other than shares of Company Common Stock owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.01(d)), will be converted into the right to receive the price per share paid in the Offer;

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Parent, Sub and certain stockholders of the Company are entering into a Stockholder Agreement (the "Stockholder Agreement") pursuant to which such stockholders have, among other things, agreed to sell all such stockholders' Shares to the Purchaser at a cash price per Share of the Offer Price, or such higher price per Share as may be offered by Sub in the Offer, upon the terms and subject to the conditions set forth in the Stockholder Agreement;

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Parent and certain stockholders of the Company who are employed by the Company are entering into a Noncompetition Agreement (the "Noncompetition Agreement") pursuant to which such stockholders have, among other things, agreed to not have any Relationship (as defined in the Noncompetition Agreement) with certain third parties during the Noncompetition Period (as defined in the Noncompetition Agreement); and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.


          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:


                          ARTICLE I

                          The Offer
                          ---------

          SECTION 1.01.  The Offer.  (a)  Subject to the
                         ----------
provisions of this Agreement, as promptly as practicable but in no event later than five business days after the date of the public announcement by Parent and the Company of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (the "Offer Conditions") (any of which may be waived in whole or in part by Sub in its sole discretion, provided that, without the consent of the Company, Sub shall not waive the Minimum Condition (as defined in Exhibit A)) and to the terms and conditions of this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not
(i) reduce the number of Shares subject to the Offer,
(ii) reduce the Offer Price, (iii) add to the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the holders of the Shares. Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (C) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 25 business days beyond the latest expiration date that would otherwise be permitted under clause (A) or (B) of this sentence. Subject to the terms and conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Parent, Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

          SECTION 1.02.  Company Actions.  (a)  The Company
                         ----------------
hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer, tender their shares pursuant to the Offer and approve and adopt this Agreement. The
Company represents that its Board of Directors has received the opinion of Goldman, Sachs & Co. that the proposed consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders, and a complete and correct signed copy of such opinion has been delivered by the Company to Parent.

          (b) On the date the Offer Documents are filed with the SEC, or promptly thereafter, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such
Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the
Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this

Agreement shall be terminated, will, upon request, deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.


                         ARTICLE II

                         The Merger
                         ----------

          SECTION 2.01.  The Merger.  Upon the terms and
                         -----------
subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 10.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. In addition, after the Effective Time, Parent intends to merge the Surviving Corporation with and into Parent.

          SECTION 2.02.  Closing.  The closing of the Merger
                         --------
will take place at 10:00 a.m. (New York City time) on a date to be specified by Parent or Sub, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 2.03.  Effective Time.  Subject to the
                         ---------------
provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

          SECTION 2.04.  Effects of the Merger.  The Merger
                         ----------------------
shall have the effects set forth in Section 259 of the DGCL.

          SECTION 2.05.  Certificate of Incorporation and
                         --------------------------------
By-laws.  (a)  The Amended and Restated Certificate of
--------
Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that ARTICLE FOUR of such certificate of incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares of Common Stock, par value $.01 per share." and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b)  The by-laws of the Company as in effect
immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          SECTION 2.06.  Directors.  The directors of Sub
                         ----------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
          SECTION 2.07.  Officers.  The officers of the
                         ---------
Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                         ARTICLE III

      Effect of the Merger on the Capital Stock of the
      -------------------------------------------------
     Constituent Corporations; Exchange of Certificates
     --------------------------------------------------

          SECTION 3.01.  Effect on Capital Stock.  As of the
                         ------------------------
Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and
               ---------------------
     outstanding share of capital stock of Sub shall be converted into and become 160,000 fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and Parent
               ----------------------------------------
     Owned Stock.  Each share of Company Common Stock that
     ------------
     is owned by the Company or by any subsidiary of the Company and each Share that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of Company Common Stock.  Subject
               -----------------------------------
     to Section 3.01(d), each Share issued and outstanding (other than Shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price paid in the Offer (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d)  Shares of Dissenting Stockholders.
               ----------------------------------
     Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Delaware law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and
     (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          SECTION 3.02.  Exchange of Certificates.
                         -------------------------
(a) Paying Agent.  Prior to the Effective Time, Parent shall
    -------------
designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

          (b)  Exchange Procedure.  As soon as reasonably
               -------------------
practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to
Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to
Section 3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

          (c)  No Further Ownership Rights in Company Common
               ---------------------------------------------
Stock.  All cash paid upon the surrender of Certificates in
------
accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this
Article III.

          (d)  No Liability.  None of Parent, Sub, the
               -------------
Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.05)), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

                         ARTICLE IV

        Representations and Warranties of the Company
        ---------------------------------------------

          The Company represents and warrants to Parent and Sub as follows:

          SECTION 4.01.  Organization.  The Company and each
                         -------------
of its United States subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect (as defined in Section 10.03) on the Company. The Company and each of its United States subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger. The Company has made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of its subsidiaries.

          SECTION 4.02.  Subsidiaries.  The only
                         -------------
subsidiaries of the Company are Tivoli Systems Subsidiary Inc., a Texas corporation, Tivoli Systems Software SA, a Swiss corporation, Tivoli Systems KK, a Japanese subsidiary, and Tivoli Systems UK Ltd, a United Kingdom subsidiary. All the outstanding shares of capital stock of each such subsidiary, other than director qualifying shares of foreign subsidiaries, are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for immaterial Liens on outstanding shares of capital stock of foreign subsidiaries of the Company, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries and capital stock of net.Genesis, Inc. and DBMX, Ltd., the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          SECTION 4.03.  Capitalization.  The authorized
                         ---------------
capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). At the close of business on December 31, 1995,
(i) 14,943,580 shares of Company Common Stock were issued and outstanding, (ii) a number of shares of Company Common Stock were held by the Company in its treasury,
(iii) 2,072,415 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options (as defined in Section 7.04), (iv) a maximum of 100,000 shares of Company Common Stock were issuable upon the exercise of outstanding warrants and (v) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above, and except for 70,775 shares of Company Common Stock reserved for issuance upon the exercise of Company Stock Options granted since December 31, 1995, and except for Shares issued upon the exercise of Company Stock Options since December 31, 1995, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, and except for obligations to grant options, subject to the approval of the Board of Directors of the Company, for up to 50,000 shares of the Company Common Stock pursuant to job offer letters outstanding on the date of this Agreement, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

          SECTION 4.04.  Authority.  The Company has the
                         ----------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the Shares (the "Company Stockholder Approval")). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          SECTION 4.05.  Consents and Approvals; No
                         --------------------------
Violations.  Except for filings, permits, authorizations,
-----------
consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Schedule 14D-9 and a proxy statement relating to any required approval by the Company's stockholders of this Agreement (the "Proxy Statement")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the DGCL, the laws of other states in which the Company is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Amended and

Restated Certificate of Incorporation or By-laws of the Company or of the similar organizational documents of any of its United States subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger),
(iii) except as set forth on Schedule 4.05, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, provided, however, that
                                   --------  -------
certain contracts and agreements, the material ones of which have been identified to Parent by the Company, (A) provide for their termination upon a change of control of the Company or (B) contain provisions restricting their assignment, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger.

          SECTION 4.06.  SEC Reports and Financial
                         -------------------------
Statements.  The Company has filed with the SEC, and has
-----------
heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994, under the Exchange Act or the Securities Act of 1933 (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company Filed SEC Document (as defined in
Section 4.07) (a copy of which has been made available to Parent prior to the date hereof) or by the Company's annual earnings press release dated January 25, 1996, the Company SEC Documents and such press release, considered as a whole, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing does not cover future events resulting from public announcement of the Offer and the Merger). The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          SECTION 4.07.  Absence of Certain Changes or
                         -----------------------------
Events.  Except as disclosed in the Company SEC Documents
-------
filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), and except as disclosed in the Company's financial statements dated as of December 31, 1995 (the "Company 1995 Financial Statements") (a copy of which has been delivered to Parent by the Company), and except as contemplated by Section 7.04, since December 31, 1995, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been any material adverse change (as defined in Section 10.03) with respect to the Company. Except as set forth in a letter from the Company to Parent dated January 29, 1996, and except as disclosed in the Company Filed SEC Documents or the Company 1995 Financial Statements, since December 31, 1995, there has not been

(i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock (except for the repurchase of Shares from employees and other providers at cost in the ordinary course of business consistent with past practice),
(ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
(iii) (w) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of March 10, 1995,
(x) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of March 10, 1995, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such employee or executive officer or (z) except as contemplated by Section 7.04, any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, except in the ordinary course of business consistent with past practice, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (v) any revaluation by the Company of any of its material assets, (vi) any material change in accounting methods, principles or practices by the Company or (vii) (A) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 4.18) or rights thereto other than licenses or other agreements in the ordinary course of business consistent with past practice or
(B) any amendment or consent with respect to any licensing agreement filed, or required to be filed, by the Company with the SEC.

          SECTION 4.08.  No Undisclosed Liabilities.  Except
                         ---------------------------
as and to the extent set forth in the Company 1995 Financial Statements, as of December 31, 1995, neither the Company nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto). Since December 31, 1995, except as and to the extent set forth in the Company Filed SEC Documents or the Company 1995 Financial Statements, neither the Company nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would be reasonably expected to have a material adverse effect on the Company.

          SECTION 4.09.  Information Supplied.  None of the
                         ---------------------
information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in
(i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (iv) the Proxy Statement, will, in the case of the Offer Documents, the
Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 7.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

          SECTION 4.10.  Benefit Plans.  (a)  Each "employee
                         --------------
pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. The Company and its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements.

          (b)  None of the Pension Plans is subject to
Title IV of ERISA and none of the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code (each, including the Company, a "Commonly Controlled Entity") has incurred any liability to a Pension Plan, or to an employee pension benefit plan that is no longer maintained, contributed to or required to be contributed to by a Commonly Controlled Entity under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

          (c) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

          (d) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective
Time without material liability to the Company or its subsidiaries.

          SECTION 4.11.  Other Compensation Arrangements.
                         --------------------------------
Except as disclosed in the Company Filed SEC Documents, and except as provided in this Agreement, as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on not more than 60 calendar days notice (except for third party agreements for the development of, and assignment to, the Company of Intellectual Property in the ordinary course of business) and involving the payment of more than $200,000 per annum or union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or (y) providing any term of employment or compensation guarantee extending for a period longer than two years or the payment of more than $100,000 per year (except for employment agreements with employees of the Swiss subsidiary) or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          SECTION 4.12.  Litigation.  Except as disclosed in
                         -----------
the Company Filed SEC Documents, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company. Except as disclosed in the Company Filed SEC Documents, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Company.

          SECTION 4.13.  Compliance with Applicable Law.
                         -------------------------------
The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not have a material adverse effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a material adverse effect on the Company. Except as disclosed in the Company Filed SEC Documents, to the best knowledge of the Company, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger.

          SECTION 4.14.  Tax Matters.  (a)  The Company and
                         ------------
each of its subsidiaries has filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects (except to the extent a reserve has been established on the financial statements contained in the Company Filed SEC Documents or the Company 1995 Financial Statements). Each of the Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all taxes required to be paid by it (without regard to whether a tax return is required), except taxes for which an adequate reserve has been established on the financial statements contained in the Company Filed SEC Documents or the Company 1995 Financial Statements. The most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) No material tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have not been examined by and settled with the Internal Revenue Service.

          (c)  There is no agreement or other document
extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

          (d)  No material liens for taxes exist with
respect to any assets or properties of the Company or any of its subsidiaries, except for liens for taxes not yet due.

          (e)  None of the Company or any of its
subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (f)  None of the Company or any of its
subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

          (g) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

          SECTION 4.15.  State Takeover Statutes.  The Board
                         ------------------------
of Directors of the Company has approved the Offer, the Merger, this Agreement and the acquisition of Shares by Sub pursuant to the Offer and the Stockholder Agreement and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement the provisions of Section 203 of the

DGCL. To the best knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, the Stockholder Agreement or any of the transactions contemplated by this Agreement or the Stockholder Agreement.

          SECTION 4.16.  Brokers; Fees and Expenses.  No
                         ---------------------------
broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of the Company's legal counsel and the legal counsel for its financial advisor) are set forth in a letter dated
January 29, 1996, from the Company to Parent.

          SECTION 4.17.  Opinion of Financial Advisor.  The
                         -----------------------------
Company has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

          SECTION 4.18.  Intellectual Property.  (a)  Except
                         ----------------------
as listed on Schedule 4.18, the Company has made available to Parent true and correct copies of all license agreements relating to Intellectual Property to which the Company is a party.

          (b) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not have a material adverse effect on the Company:

          (1) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

          (2) no claims are pending or, to the best knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries;

          (3) to the best knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries;

          (4) none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of computer software or other Intellectual Property of the Company or any of its subsidiaries have any valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any computer software or other Intellectual Property of the Company or any of its subsidiaries, and no such claim has been asserted or threatened;

          (5) except as set forth in Schedule 4.18, the execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation or default (with or without notice or lapse of time or both) or give rise to any right, license or encumbrance relating to Intellectual Property owned by the Company or with respect to which the Company now has or has had any agreement with any third party, or right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company is a party, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in or require the creation, imposition or extension of any lien or encumbrance upon any Intellectual Property or right, other than certain contracts and agreements, the material ones of which have been identified to Parent by the Company, that
     (A) provide for their termination upon a change of control of the Company or (B) contain provisions restricting their assignment;

          (6) except as set forth in Schedule 4.18, and except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to distribute the source code of, or to use source code to create Derivative Works (as hereinafter defined) of, Tivoli Management Environment or any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company possesses the source code; and

          (7) the Company and each of its subsidiaries has taken reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the best knowledge of the Company no such rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

          As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translations from one human language to another and from one type of code to another.

          (c) For purposes of this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

          SECTION 4.19.  Distribution Agreements.  The
                         ------------------------
Company has made available to Parent and its representatives true and correct copies of all contracts, agreements, arrangements or understandings to which the Company or any of its subsidiaries is a party, except those that are immaterial in any one country or jurisdiction, relating to the distribution of its products or products licensed by the Company or its subsidiaries in any foreign country or jurisdiction.

          SECTION 4.20.  Indebtedness.  As of the date
                         -------------
hereof, the Company and its subsidiaries do not have consolidated indebtedness for borrowed money in excess of the amount disclosed in the Company 1995 Financial
Statements.


                          ARTICLE V

               Representations and Warranties
               ------------------------------
                      of Parent and Sub
                      -----------------

          Parent and Sub represent and warrant to the Company as follows:

          SECTION 5.01.  Organization.  Each of Parent and
                         -------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

          SECTION 5.02.  Authority.  Parent and Sub have
                         ----------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent shareholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          SECTION 5.03.  Consents and Approvals; No
                         --------------------------
Violations.  Except for filings, permits, authorizations,
-----------
consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Offer Documents), the HSR Act, the DGCL, the laws of other states in which Parent is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

          SECTION 5.04.  Information Supplied.  None of the
                         ---------------------
information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in
(i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

          SECTION 5.05.  Interim Operations of Sub.  Sub was
                         --------------------------
formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          SECTION 5.06.  Brokers.  No broker, investment
                         --------
banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          SECTION 5.07.  Financing.  Parent has sufficient
                         ----------
funds readily available to purchase, or to cause Sub to purchase, all the Shares pursuant to the Offer and the Merger and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                         ARTICLE VI

                          Covenants
                          ---------

          SECTION 6.01.  Covenants of the Company.  Until
                         -------------------------
such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

          (a)  Ordinary Course.  The Company shall, and
               ----------------
shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (it being understood that the foregoing does not cover future events resulting from public announcement of the Offer and the Merger) and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries.

          (b)  Dividends; Changes in Stock.  The Company
               ----------------------------
shall not, and shall not permit any of its subsidiaries to,
(i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any other securities thereof except pursuant to contracts existing on the date of this Agreement.

          (c)  Issuance of Securities.  The Company shall
               -----------------------
not, and shall not permit any of its subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with the terms of such Company Stock Options and (ii) the issuance of shares of Company Common Stock upon the exercise of warrants outstanding on the date of this Agreement and in accordance with the terms of such warrants as of the date of this Agreement.

          (d)  Governing Documents.  The Company shall not,
               --------------------
and shall not permit any of its subsidiaries to, amend or propose to amend its certificate of incorporation or by-laws
(or similar organizational documents).

          (e)  No Acquisitions.  The Company shall not, and
               ----------------
shall not permit any of its subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice.

          (f)  No Dispositions.  Other than sales or
               ----------------
licenses of its products to customers in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, except for the disposition of equipment in the ordinary course of business consistent with past practice.

          (g)  Indebtedness.  The Company shall not, and
               -------------
shall not permit any of its subsidiaries to, (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar agreements until borrowings are made under such agreements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than, with respect to both clause (i) and (ii) above, (A) to the Company or any direct or indirect wholly owned subsidiary of the Company or (B) any advances to employees in accordance with past practice.

          (h)  Advice of Changes; Filings.  The Company
               ---------------------------
shall confer with Parent on a regular and frequent basis as reasonably requested by Parent, report on operational matters and promptly advise Parent orally and, if requested by Parent, in writing of any material adverse change with respect to the Company. The Company shall promptly provide to Parent (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (i)  Tax Matters.  The Company shall not make any
               ------------
tax election that would have a material effect on the tax liability of the Company or any of its subsidiaries or settle or compromise any material income tax liability of the Company or any of its subsidiaries. The Company shall, before filing or causing to be filed any material tax return of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return, and shall take such positions or make such elections as the Company and Parent shall jointly agree.

          (j)  Capital Expenditures.  Neither the Company
               ---------------------
nor any of its subsidiaries shall make or agree to make any new capital expenditure or expenditures other than in accordance with the Company's 1996 Operating Plan, which plan has been made available to Parent.

          (k)  Discharge of Liabilities.  The Company shall
               -------------------------
not, and shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of (i) liabilities recognized or disclosed in the Company 1995 Financial Statements, (ii) liabilities not required by generally accepted accounting principles to be recognized or disclosed therein, or (iii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice. The Company shall not, and shall not permit any of its subsidiaries to, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party.

          (l)  Material Contracts.  Except in the ordinary
               -------------------
course of business, neither the Company nor any of its subsidiaries shall (i) modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is a party, (ii) waive, release or assign any material rights or claims or (iii) grant any rights to Intellectual Property except for licenses in the ordinary course of business consistent with past practice.

          (m)  Compensation of Company Employees.  Except as
               ----------------------------------
set forth in a letter from the Company to Parent dated January 29, 1996, and except as provided in Section 7.04, the Company and its subsidiaries will not, without the prior written consent of Parent, except as may be required by law,
(i) enter into, adopt, amend or terminate any Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any director, officer or current or former employee,
(ii) except for normal increases or bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or (iii) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights or restricted stock).

          (n)  General.  The Company shall not, and shall
               --------
not permit any of its subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions described in this Section 6.01.

          SECTION 6.02.  No Solicitation.  (a)  The Company
                         ----------------
and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined).
The Company shall not, nor shall it permit any of its subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided,
                                                 --------
however, that if, at any time prior to the acceptance for
-------
payment of Shares pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, and subject to compliance with Section 6.02(c), (x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement in a form approved by the Company and Parent (such approval not to be unreasonably withheld) and (y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer and/or the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

          (b) Except as set forth in this Section 6.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Offer, this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of Section 6.02) withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the second business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In the event that a Notice of Superior Proposal is delivered and any material term or condition of the Superior Proposal described therein is subsequently changed, the Company shall deliver a supplemental Notice of Superior Proposal describing such change and may withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger, approve or recommend the modified Superior Proposal or cause the Company to enter into an agreement with respect to the modified Superior Proposal only at a time that is after the second business day following Parent's receipt of the supplemental Notice of Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Initial Termination Fee (as such term is defined in Section 7.06(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Offer and the Merger.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, the Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

          (d)  Nothing contained in this Section 6.02 shall
prohibit the Company from taking and disclosing to its
stockholders a position contemplated by Rule 14e-2(a)
promulgated under the Exchange Act or from making any
disclosure to the Company's stockholders if, in the good
faith judgment of the Board of Directors of the Company,
after consultation with outside counsel, failure so to
disclose would be inconsistent with its fiduciary duties to
the Company's stockholders under applicable law; provided,
                                                 --------
however, neither the Company nor its Board of Directors nor
-------
any committee thereof shall, except as permitted by
Section 6.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

          SECTION 6.03. Other Actions.  The Company shall
                        --------------
not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or
(iii) any of the Offer Conditions not being satisfied (subject to the Company's right to take actions specifically permitted by Section 6.02).

                         ARTICLE VII

                    Additional Agreements
                    ---------------------

          SECTION 7.01.  Stockholder Approval; Preparation
                         ---------------------------------
of Proxy Statement.  (a)  If the Company Stockholder
-------------------
Approval is required by law, the Company will, at Parent's request, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 7.01(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or
(ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Agreement or the Merger.

          (b)  If the Company Stockholder Approval is
required by law, the Company will, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          (c) Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

          SECTION 7.02.  Access to Information.  Upon
                         ----------------------
reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use reasonable efforts to be released), the Company shall, and shall cause each of its subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel and other representatives of Parent access, during normal business hours during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Federal or state securities laws or the Federal tax laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the Company's outside accountants' work papers). Except as otherwise agreed to by the Company, unless and until Parent and Sub shall have purchased a majority of the outstanding Shares pursuant to the Offer or otherwise, and notwithstanding termination of this Agreement, the terms of Confidential Disclosure Agreement #RAL-R95632-00, dated August 16, 1995, shall apply to all information about the Company which has been furnished under this Agreement by the Company to Parent or Sub.

          SECTION 7.03.  Reasonable Efforts.  Each of the
                         -------------------
Company, Parent and Sub agree to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Offer and the Merger
(which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Offer and the Merger. Each of the Company, Parent and

Sub will, and will cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Offer and the Merger or the taking of any action contemplated thereby or by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets.

          SECTION 7.04.  Company Stock Options; Shares
                         -----------------------------
Subject to Repurchase Right.  (a)  The Company shall amend,
----------------------------
if necessary, each of the Company's stock option plans (the "Company Stock Option Plans") to provide that each outstanding option to purchase Company Common Stock (a "Company Stock Option") issued pursuant to a Company Stock Option Plan, whether vested or unvested, shall remain outstanding after the Effective Time and shall be assumed by Parent. Parent shall assume such Company Stock Options in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or
(ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 applicable to such option.
Each Company Stock Option assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (i) such option shall be exercisable for that number of shares of common stock of Parent equal to the product of (x) the number of shares of Company Common Stock for which such option was exercisable and (y) the Merger Consideration divided by the average closing price of common stock of Parent on the NYSE Composite Transactions Tape for the 30 consecutive trading days immediately preceding the date of the Effective Time (the "Conversion Number"), and (ii) the per share exercise price of such option shall be equal to the per share exercise price of such option as of the date hereof divided by the Conversion Number.

          The Company represents that none of the Offer, the Merger, the execution of this Agreement, the execution of the Stockholder Agreement or the assumption of the Company Stock Options by Parent shall accelerate the exercisability of any Company Stock Option. However, except as set forth in a letter from the Company to Parent dated January 29, 1996, the Company intends to accelerate the exercisability of up to 50% of the unexercisable Company Stock Options outstanding as of the date of this Agreement in the manner set forth on Schedule 7.04 and this Agreement shall not prohibit the Company from doing so. In addition, with respect to any Shares held by employees or other eligible individuals that are subject to the Company's repurchase right (the "Repurchase Right"), the Company hereby assigns, as of the Effective Time, such Repurchase Right with respect to all such Shares to Parent. However, prior to the Effective Time, the Company intends to terminate such Repurchase Right for up to 50% of the Shares subject to the Repurchase Right as of the date of this Agreement in the manner set forth on Schedule 7.04 and this Agreement shall not prohibit the Company from doing so.

          (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of the Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.04 after giving effect to the Merger).

          Parent shall comply with the terms of the Company Stock Option Plans and ensure, to the extent required by, and subject to the provisions of, such Company Stock Option Plans, that the Company Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time. Parent shall use all reasonable efforts to register under the Securities Act all shares subject to options that were formerly Company Stock Options as of the Effective Time.

          (c) Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the foregoing would cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any Company Stock Options held by such individual will be canceled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Stock

Option multiplied by the number of Shares subject thereto, and the parties hereto will cooperate so as to achieve the intent of the foregoing without giving rise to such profit recovery.

          SECTION 7.05.  Directors.  Promptly upon the
                         ----------
acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with
Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors; provided, however, that in the event that Sub's
           --------  -------
designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further
                                           -------- -------
that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of, the Company's Board of Directors as provided above.

          SECTION 7.06.  Fees and Expenses.  (a)  Except as
                         ------------------
provided below in this Section 7.06, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

          (b) The Company shall pay, or cause to be paid, in same day funds to Parent $5,000,000 (the "Initial Termination Fee") upon demand if (i) Parent or Sub terminates this Agreement under Section 9.01(d); (ii) the Company terminates this Agreement pursuant to
Section 9.01(e) or (iii) prior to any termination of this Agreement (other than by the Company pursuant to Section 9.01(f)), a Takeover Proposal shall have been made and within 12 months of such termination, a transaction constituting a Takeover Proposal is consummated or the Company enters into an agreement with respect to, approves or recommends or takes any action to facilitate such Takeover Proposal. In addition, if the Company becomes obligated to pay the Initial Termination Fee and a transaction constituting a Takeover Proposal is consummated within 12 months of the termination of this Agreement, the Company shall pay, or cause to be paid, in same day funds to Parent upon consummation of such transaction the sum of (x) the Expenses (as hereinafter defined) in an amount up to but not to exceed $2,000,000 and (y) $15,000,000. "Expenses"
shall mean documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of law firms, commercial banks, investment banking firms, accountants, experts and consultants to Parent.

          (c) If (i) the waiting period under the HSR Act applicable to the purchase of the Shares shall not have expired or terminated or (ii) there shall be any threatened, instituted or pending antitrust litigation by the United States government (or any agency or commission thereof) challenging on antitrust grounds the acquisition by Parent or Sub of any Shares (or any related transaction) and, in the case of each of clauses (i) and (ii) above, if Parent by reason of the foregoing terminates this Agreement, then Parent shall pay $5,000,000 in same day funds to the Company upon demand.

          SECTION 7.07.  Indemnification; Insurance.
                         ---------------------------
(a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) or existing indemnification contracts as filed with the Company Filed SEC Documents shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) For six years from the Effective Time, Parent shall, unless Parent agrees in writing to guarantee the indemnification obligations set forth in Section 7.07(a), maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); provided, however, that in
                                 --------  -------
no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance which the Company represents is not more than $250,000; and, provided,
                                           --------
further, that if the annual premiums of such insurance
-------
coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c)  This Section 7.07 shall survive the
consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving
Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          SECTION 7.08.  Certain Litigation.  The Company
                         -------------------
agrees that it will not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger or this Agreement, without the prior written consent of Parent. In addition, the Company will not voluntarily cooperate with any third party which may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, unless the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the Board's fiduciary duties under applicable law.

          SECTION 7.09.  Benefits.  (a) Parent and Sub shall
                         ---------
take such reasonable actions as are necessary to allow eligible employees of the Company to participate in benefit programs of Parent including severance and alternative benefit programs substantially comparable to those applicable to comparable employees of Parent on similar terms as soon as practicable after the Effective Time. To the extent reasonably possible, eligible employees of the Company shall receive service credit under Parent's vacation and severance programs, but not under Parent's pension plans and post-retirement welfare benefit plans, for the duration of their service with the Company. In addition, Parent has transmitted to the Company a letter dated January 29, 1996, regarding certain incentive benefits matters.


                        ARTICLE VIII

                         Conditions
                         ----------

          SECTION 8.01.  Conditions to Each Party's
                         --------------------------
Obligation To Effect the Merger.  The respective obligation
--------------------------------
of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Company Stockholder Approval.  If required by
               -----------------------------
     applicable law, the Company Stockholder Approval shall have been obtained.

          (b)  No Injunctions or Restraints.  No statute,
               -----------------------------
     rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have
     --------  -------
     used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

          (c)  Purchase of Shares.  Sub shall have
               -------------------
     previously accepted for payment and paid for Shares pursuant to the Offer.


                         ARTICLE IX

                  Termination and Amendment
                  -------------------------

          SECTION 9.01.  Termination.  This Agreement may be
                         ------------
terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if (x) as a result of the failure of any
          of the Offer Conditions the Offer shall have
          terminated or expired in accordance with its terms without Sub having accepted for payment any Shares pursuant to the Offer or (y) Sub shall not have accepted for payment any Shares pursuant to the Offer prior to May 31, 1996; provided, however,
                                       --------  -------
          that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation or warranty under this Agreement by such party; or

              (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by Parent or Sub prior to the purchase of Shares pursuant to the Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in paragraph (e) or (f) of Exhibit A and (ii) cannot be or has not been cured within 20 days after the giving of written notice to the Company;

          (d) by Parent or Sub if either Parent or Sub is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (d) of Exhibit A to this Agreement;

          (e) by the Company in connection with entering into a definitive agreement in accordance with
     Section 6.02(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Initial Termination Fee; or

          (f) by the Company, if Sub or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Parent or Sub, as applicable, except, in any case, such breaches and failures which are not reasonably likely to affect adversely Parent's or Sub's ability to complete the Offer or the Merger.

          SECTION 9.02.  Effect of Termination.  In the
                         ----------------------
event of a termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to the last sentence of Section 1.02(c),
Section 4.16, Section 5.06, the last sentence of
Section 7.02, Section 7.06, this Section 9.02 and Article X; provided, however, that nothing herein shall relieve any
--------  -------
party for liability for any breach hereof.

          SECTION 9.03.  Amendment.  This Agreement may be
                         ----------
amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Following the election or appointment of the Sub's designees pursuant to Section 7.05 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to
(i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent and Sub's respective obligations under this Agreement.

          SECTION 9.04.  Extension; Waiver.  At any time
                         ------------------
prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) subject to the proviso of Section 9.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                          ARTICLE X

                        Miscellaneous
                        -------------

          SECTION 10.01.  Nonsurvival of Representations,
                          -------------------------------
Warranties and Agreements.  None of the representations and
--------------------------
warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, Shares by Sub pursuant to the Offer. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 10.02.  Notices.  All notices and other
                          --------
communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses

(or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

               International Business Machines Corporation
               Old Orchard Road
               Armonk, NY 10504

              Attention:  Mr. Lee A. Dayton

              Telecopy No.:  (914) 765-7803

              with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, NY 10019

              Attention:  Melvin L. Bedrick, Esq.

              Telecopy No.:  (212) 474-3700

              and

          (b) if to the Company, to

               Tivoli Systems Inc.
               9442 Capital of Texas Highway North
               Arboretum Plaza One, Suite 500
               Austin, TX 78759

              Attention:  Mr. Franklin H. Moss

              Telecopy No.:  (512) 794-0623

              with a copy to:

              Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP
              600 Hansen Way
              2nd Floor
              Palo Alto, CA 94304

              Attention:  Robert V. Gunderson, Jr., Esq.

              Telecopy No.:  (415) 843-0314

          SECTION 10.03.  Interpretation.  When a reference
                          ---------------
is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with the Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Notwithstanding the foregoing, a material adverse change or material adverse effect shall not include any material adverse change or material adverse effect caused by any change resulting from the announcement of the Offer or the Merger.

          SECTION 10.04.  Counterparts.  This Agreement may
                          -------------
be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 10.05.  Entire Agreement; Third Party
                          -----------------------------
Beneficiaries.  This Agreement (including the documents and
--------------
the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.07 and Section 7.09, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          SECTION 10.06.  Governing Law.  This Agreement
                          --------------
shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, except to the extent the DGCL shall be held to govern the terms of the Merger.

          SECTION 10.07.  Publicity.  Except as otherwise
                          ----------
required by law or the rules of the NYSE or the Nasdaq National Market, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          SECTION 10.08.  Assignment.  Neither this
                          -----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          SECTION 10.09.  Enforcement.  The parties agree
                          ------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.


          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              INTERNATIONAL BUSINESS
                              MACHINES CORPORATION,

                                by /s/ John E. Hickey
                                  -----------------------------
                                  Name:
                                  Title:


                              TOPAZ ACQUISITION CORP.,

                                by /s/ Lee A. Dayton
                                  --------------------------
                                  Name:
                                  Title:


                              TIVOLI SYSTEMS INC.,

                                by /s/ Franklin H. Moss
                                  --------------------------
                                  Name:
                                  Title:

                                                          EXHIBIT A

                      Conditions of the Offer
                      -----------------------

    Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares) (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its subsidiaries that constitutes a breach of this Agreement):

            (a) there shall be threatened, instituted or pending by any person or Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Parent or Sub of any Shares under the Offer or pursuant to the Stockholder Agreement, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Stockholder Agreement (including the voting provision thereunder), or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole,
       (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the software business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the software business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer or purchased under the Stockholder Agreement including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the software business or operations of the Company and its subsidiaries, taken as a whole;

            (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

            (c) there shall have occurred any material adverse change with respect to the Company other than a change resulting from the announcement of the Offer or the Merger;

            (d) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Takeover Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 6.02(b) of this Agreement or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

            (e) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case at the date of this Agreement and at the scheduled or extended expiration of the Offer;

            (f) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

            (g) this Agreement shall have been terminated in accordance with its terms.

       The foregoing conditions are for the sole benefit of Sub and Parent and may, subject to the terms of this Agreement, be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.